Execution Counterpart
                                                      Riverside One

                      PURCHASE AND SALE AGREEMENT


      AGREEMENT dated as of January 22, 1996 between Krupp Associates Riverside Limited Partnership, an Indiana limited partnership ("Seller"), with an address of c/o Berkshire Property Investors, 470 Atlantic Avenue, Boston, Massachusetts 02210, Attention: David J. Olney, Telecopier No. 617-574-8334 and BluSky, Inc., an Indiana corporation ("Buyer"), with an address of 2508 U.S. Highway 41 North, Evansville, Indiana 47711,
   Attention: Robert Brenner, Telecopier No. 812-426-1462.

      In consideration of the mutual undertakings and covenants herein contained, Seller and Buyer hereby covenant and agree as follows:

                               SECTION 1
                 SALE OF PROPERTY AND ACCEPTABLE TITLE

      1.01 Agreement to Buy and to Sell: Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement the following:

            (a) that certain tract or parcel of land located in the City of Evansville, Vanderburgh County, Indiana, more particularly described in Schedule A attached hereto (the "Land");

            (b) the 140 unit apartment complex including approximately 30,000 square feet of commercial office space, commonly known as Riverside One Apartments, which contains related improvements, facilities, amenities, structures, driveways and walkways, all of which have been constructed on the Land (collectively, the "Improvements");

            (c)   all right,  title  and interest  of  Seller  in and  to  any alleys, strips or gores adjoining the Land, and any easements, rights-of-way or other interests in, on, under or to, any land, highway, street, road, right-of-way or avenue, open or proposed, in, on, under, across, in front of, abutting or adjoining the Land, and all right, title and interest of Seller in and to any awards for damage thereto by reason of a change of grade thereof;

            (d) the accessions, appurtenant rights, privileges, appurtenances and all the estate and rights of Seller in and to the Land and the Improvements. as applicable, or otherwise appertaining to any of the property described in the immediately preceding clauses (a), (b) and/or (c);

            (e) the personal property listed in Schedule B attached hereto owned by Seller and located on or in or used solely in connection with the Land and Improvements (collectively, the "Personal Property"); and

            (f) all of Seller's interest in any intangible property now or hereafter, owned by Seller and used solely in connection with the Land, Improvements and Personal Property, including without limitation the right to use any trade style or name now used in connection with the same, any contract rights, escrow or security deposits, utility agreements or other rights related to the ownership of or use and operation of the Property, as hereinafter defined.

            All of  the items described in  subparagraphs (a),  (b), (c), (d),
            (e) and (f) above are collectively the "Property".

    1.02 Title. Seller shall convey to Buyer by special warranty deed (the "Deed"), and Buyer shall accept the fee simple title to the Property in accordance with the terms of this Agreement, and Buyer's obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record and marketable fee simple title to the Property, subject only to the Permitted Exceptions (as hereinafter defined).

            (a) Within seven (7) days from the date of this Agreement, or as soon thereafter as Commonwealth Land Title Insurance Company (the "Title Insurer") may prepare same, Buyer shall obtain, and deliver a copy to Seller of, a Commitment For Title Insurance for an ALTA Owner's Form B Title Insurance Policy (the "Title Policy") and legible copies of all instruments and plans mentioned therein as exceptions to title (all of such items are hereinafter collectively referred to as the "Commitment"). The Commitment shall be in the amount of the Purchase Price (as defined in Section 2.01 hereof). The cost of the Title Policy shall be paid one-half by Buyer and one-half by Seller. Should such Commitment contain any title exceptions which are not acceptable to Buyer, in its sole discretion, Buyer shall, prior to the expiration of the Inspection Period (as defined in Section 16.01), notify Seller if any such exceptions are unacceptable. If Buyer fails to so notify Seller of any unacceptable exceptions as described above, the exceptions set forth in Schedule B of the Commitment shall be deemed accepted by Buyer and included as the "Permitted Exceptions". If any exceptions are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller's sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable exceptions to remove or cure such exceptions and the date of Closing shall be extended, if necessary. If Seller fails or refuses to cure said unacceptable exceptions within the time period above provided, Buyer may (i) terminate this Agreement and the Deposit shall be returned to Buyer, or (ii) waive such exceptions and accept title subject thereto, in which event there shall be no reduction in the Purchase Price.

                   Simultaneously with the delivery of the Deed, Seller shall enter into, and deliver to Buyer a special warranty bill of sale and instrument of transfer and assignment (the "General Instrument"), in form and substance reasonably satisfactory to Seller's and Buyer's counsel, assigning and transferring all of the Seller's right, title and interest in and to all of the tangible and intangible personal property constituting the Property.

     1.03 Survey. Within thirty (30) days from the date hereof, Buyer shall obtain an as-built survey (the "Survey") of the Land and the
            Improvements dated within ninety (90) days of the Closing prepared by a surveyor or engineer licensed in the state where the Property is located with a current certificate attached thereto or endorsed thereon executed by the surveyor in the form of the Minimum Standard Detail Requirements Certificate for Land Title Surveys. The cost of the Survey shall be paid one-half by Buyer and one-half by Seller. Such survey shall indicate all improvements, easements, highways, rights-of-way and other matters affecting or abutting the Property and shall be sufficient in form and content to induce the Title Insurer to delete all standard and printed survey exceptions contained in the Title Commitment.

            Should such Survey contain any encumbrances, encroachments or other survey defects (collectively "survey matters") which are not acceptable to Buyer in its sole discretion, Buyer shall, prior to the later of ten (10) days after receipt of the Survey or the expiration of the Inspection Period (as defined in
            Section 16.01), notify Seller if any such survey matters are unacceptable. If Buyer fails to so notify Seller of the unacceptable survey matters as described above, the Survey shall be deemed accepted by Buyer. If any survey matters are unacceptable to Buyer and Buyer timely notifies Seller in writing of such fact as above provided, Seller, in Seller's sole discretion, shall have thirty (30) days from the date Seller receives notice of such unacceptable survey matters to cure such survey matters and the date of Closing shall be extended, if necessary. If Seller fails or refuses to cure said unacceptable survey matters within the time period provided, Buyer may (i) terminate this Agreement and the Deposit shall be returned to Buyer, or (ii) waive such survey matters and accept title subject thereto, ln which event there shall be no reduction in the Purchase Price.

                               SECTION 2
                   PURCHASE PRICE, ACCEPTABLE FUNDS,
                     DEPOSIT AND ESCROW OF DEPOSIT

    2.01 Purchase Price. The purchase price ("Purchase Price") to be paid by Buyer to Seller for the Property is Four Million Five Hundred Thousand Dollars ($4,500,000.00) subject to the prorations and adjustments as hereinafter provided in this Agreement.

    2.02 Payment of Monies. All monies payable under this Agreement, unless otherwise specified in this Agreement, shall be paid by wire transfer.

    2.03    Payment  of  Purchase  Price.   The  Purchase  Price,  subject  to
            prorations and adjustments, shall be paid as follows:

            (a) Fifty Thousand Dollars ($50,000.00) have been paid as a deposit this day (the "Initial Deposit"): and

            (b)    The balance  of the  Purchase Price  shall be  paid at  the time of delivery of the Deed by wire transfer in accordance with wiring instructions to be provided by Seller.

    2.04 Deposit; Escrow Agent. The Initial Deposit shall be delivered by Buyer to Jeffrey A. Bosse, Esq. (the "Escrow Agent") simultaneously with the complete execution of this Agreement. (The Initial Deposit together with interest accrued thereon, are collectively referred to herein as the "Deposit"). Upon receipt from Buyer of the Deposit, Escrow Agent shall invest the Deposit in an interest-bearing account or money market fund agreeable to Buyer. All interest on the Deposit shall accrue to the Buyer, except as otherwise provided in Section 12.03 hereof. At the Closing, Escrow Agent shall release the Deposit to Seller, which Deposit shall be credited against the balance of the Purchase Price owed by Buyer to Seller. Escrow Agent shall agree to hold and dispose of the Deposit in accordance with the terms and provisions of this Agreement.

    2.05 Escrow Provisions. Escrow Agent hereby acknowledges receipt by Escrow Agent of the Deposit paid by Buyer to be applied on the Purchase Price of the Property under the terms hereof. Escrow Agent agrees to hold, keep and deliver said Deposit and all other sums delivered to it pursuant hereto in accordance with the terms and provisions of this Agreement. Escrow Agent shall not be entitled to any fees or compensation for its services hereunder. Escrow Agent shall be liable only to hold said sums and deliver the same to the parties named herein in accordance with the provisions of this Agreement, it being expressly understood that by acceptance of this agreement Escrow Agent is acting in the capacity of a depository only and shall not be liable or responsible to anyone for any damages, losses or expenses unless same shall have been caused by the gross negligence or willful malfeasance of Escrow Agent. In the event of any disagreement between Buyer and Seller resulting in any adverse claims and demands being made in connection with or for the monies involved herein or affected hereby, Escrow Agent shall be entitled to refuse to comply with any such claims or demands so long as disagreement may continue; and in so refusing Escrow Agent shall make no delivery or other disposition of any of the monies then held by it under the terms of this Agreement, and in so doing Escrow Agent shall not become liable to anyone for such refusal; and Escrow Agent shall be entitled to continue to refrain from acting until (a) the rights of the adverse claimants shall have been finally adjudicated in a court of competent jurisdiction of the monies involved herein or affected hereby, or (b) all differences shall have been adjusted by agreement between Seller and Buyer, and Escrow Agent shall have been notified in writing of such agreement signed by the parties hereto. Escrow Agent shall not be required to disburse any of the monies held by it under this Agreement unless in accordance with either a joint written instruction of Buyer and Seller or an Escrow Demand from either Buyer or Seller in accordance with the provisions hereinafter. Upon receipt by Escrow Agent from either Buyer or Seller (the "Notifying Party") of any notice or request (the "Escrow Demand") to perform any act or disburse any portion of the monies held by Escrow Agent under the terms of this Agreement, Escrow Agent shall give written notice to the other party (the "Notified Party"). If within five (5) days after the giving of such notice, Escrow Agent does not receive any written objection to the Escrow Demand from the Notified Party, Escrow Agent shall comply with the Escrow Demand. If Escrow Agent does receive written objection from the Notified Party in a timely manner, Escrow Agent shall take no further action until the dispute between the parties has been resolved pursuant to either clause
            (a) or (b) above. Further Escrow Agent shall have the right at all times to pay all sums held by it (i) to the appropriate party under the terms hereof, or (ii) into any court of competent jurisdiction after a dispute between or among the parties hereto has arisen, whereupon Escrow Agent's obligations hereunder shall terminate.

            Seller and Buyer jointly and severally agree to indemnify and hold harmless said Escrow Agent from any and all costs, damages and expenses, including reasonable attorneys' fees, that said Escrow Agent may incur in its compliance of and in good faith with the terms of this agreement; provided, however, this indemnity shall not extend to any act of gross negligence or willful malfeasance on the part of the Escrow Agent.

                              SECTION 3
                             THE CLOSING

    3.01 Closing. Except as otherwise provided in this Agreement, the delivery of all documents necessary for the closing of this transaction pursuant to this Agreement (the "Closing") shall take place in the offices of Jeffery A. Bosse, 522 Main Street, Evansville, Indiana 47708 or, if requested by Buyer's lender, at the offices of such lender's counsel in Evansville, Indiana or such other place as Seller and Buyer shall mutually agree, at 10:00 A.M. local time on April 22, 1996. It is agreed that time is of the essence of this Agreement.

                               SECTION 4
                    SELLER'S PRE-CLOSING DELIVERIES

         Seller shall furnish to Buyer for inspection and approval by Buyer the following:

    4.01 Leases. Seller shall provide Buyer with access on-site to the originals of all leases and related lease files.

    4.02 Permits. Copies of all certificates of occupancy (if any), and other permits and licenses (if any) required for the occupancy and operation of the Property.

    4.03 Taxes. A copy of 1994 and 1995 (if available) real estate and personal property tax statements for the Property.

    4.04 Current Rent Roll. A list of the current rents now being collected on each of the apartment units in the Improvements which includes: apartment number, unit type, unit status, tenant name, commencement and termination dates, market rent, lease rent, deposits and details of any concessions.

    4.05 Service Contracts. Copies of all service, maintenance, supply and management contracts affecting the use, ownership, maintenance and/or operation of the Property.

    4.06 Utility Bills. Copies of all utility bills (gas, electric, water and sewer) relating to the Property for the immediately prior 12 month period.
                              SECTION 5
               REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as of the date hereof as follows:

    5.01    Ownership. Seller is the sole owner of the Property.

    5.02 Leases. As of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in the Improvements or that otherwise give rights with regard to use of the improvements other than the leases (the "Leases") described in Schedule C attached hereto (the "Rent Roll"). The Rent Roll is true, accurate and complete as of the date hereof. Except as otherwise specifically set forth in the Rent Roll or elsewhere in this Agreement:

             (a) the Leases are in full force and effect and none of them has been modified, amended or extended;

             (b) Seller has neither sent written notice to any tenant of the Property, nor received any notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured other than as shown on Schedule C attached hereto;

             (c) to the best knowledge of Seller, no action or proceeding instituted against Seller by any tenant of any unit in the Property is presently pending;

             (d) there are no security deposits or other deposits other than those set forth in the Rent Roll;

             (e) no rent has been paid more than thirty (30) days in advance under any lease of any unit in the Property other than as shown on the Rent Roll; and

             (f) no leasing commission shall be due from Buyer for any period subsequent to Closing and Buyer shall not be liable for any leasing commission incurred by Seller prior to Closing unless such leasing commission arises pursuant to a new lease entered into after the date of this Agreement and approved by Buyer pursuant to Section 8.01.

    5.03
             Service and Management Contracts. Schedule D attached hereto lists all services, maintenance, supply and management contracts (collectively, "Service Contracts") affecting the operation of the Property. At Closing, Buyer shall be required to assume the obligations, as owner, under those Service Contracts which are non-cancelable and are designated by the letters "NC" on Schedule D (the "Non-Cancelable Service Contracts"). With respect to all other Service Contracts, Buyer may give written notice to Seller at any time prior to the expiration of the Inspection Period designating the Service Contracts which Buyer elects not to assume. Buyer shall be deemed to have approved, and agreed to assume, all Services Contracts as to which Buyer does not give such written notice on a timely basis. At Closing, Buyer shall assume the Non-Cancelable Service Contracts and all other Service Contracts, which Buyer has or is deemed to have, approved (collectively the "Assumed Service Contracts") and Seller shall terminate all other Service Contracts.

    5.04 Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Except as set forth in this Agreement, no order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

    5.05 No Actions. There are no pending, or to Seller's knowledge, threatened legal actions or proceedings against or relating to Seller or the ownership of the Property.

    5.06     No Violation Notice. Seller has not received written notice:

             (a) from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, which has not been entirely corrected;

             (b) concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

             (c) from any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges therefor or of any termination or threatened termination of any policy of insurance or bond; or

             (d) concerning any change in the zoning classification of the Property or any part thereof.

    5.07 No Management Contracts, Employment Contracts, Unions, Pension Plans. Seller has not entered into any management contracts, employment contracts or labor union contracts and has not established any retirement, pension or profit sharing plans relating to the operation or maintenance of the Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

    5.08 Environmental Compliance. Seller has no actual knowledge, and has not received written notice from any governmental authority or other person, that (a) the Property is in violation of any Environmental Law (as defined in Section 6.01) or (b) the Property or Seller is the subject of any administrative or judicial action or proceeding pursuant to any Environmental Law in connection with the property.

    5.09 No Employment Contracts, Unions, Pension Plans. Seller has not entered into any employment contracts or labor union contracts and has not established any retirement, pension or profit sharing plans relating to the operation or maintenance of the Property which shall survive the Closing or for which Buyer shall have any liability or obligation.

             Any   reference  in  this   Section  5   to  Seller's  knowledge,
             representation, warranty or notice of any matter, shall only mean such knowledge or notice that is actually known by or has actually been received by David J. Olney or Eric A. Calub, the authorized agents of Seller. Any representation or warranty of the Seller is based solely upon those matters of which David J. Olney or Eric A.
   Calub has actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees, other than David J. Olney or Eric A. Calub, shall not be imputed to Seller.

                              SECTION 6
                            AS-IS CONDITION

    6.01 As Is. Buyer acknowledges and agrees that it will be purchasing the Property based solely upon its inspection and investigations of the Property and that Buyer will be purchasing the Property "AS IS" and "WITH ALL FAULTS" based upon the condition of the Property as of the date of this Agreement, subject to reasonable wear and tear and loss by fire or other casualty or condemnation from the date of this Agreement until the Closing. Without limiting the foregoing, Buyer acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants or agent have made any other representations or warranties of any kind upon which Buyer is relying as to any matters concerning  the Property, including, but not limited to, the condition of the land or any Improvements, the existence or nonexistence of asbestos, toxic water or any hazardous material, the tenants of the Property or the leases affecting the Property, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning, environmental or building laws, rules or regulations affecting the Property. Seller makes no representation that the Property complies with Title III of the Americans with Disabilities Act or any fire codes or building codes. Buyer hereby releases Seller from any and all liability in connection with any claims which Buyer may have against Seller, and Buyer hereby agrees not to assert any claims, for contribution, cost recovery or otherwise, against Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property. As used herein, the term "Hazardous Materials" or "Hazardous Substances" means (i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," toxic substances," pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. 9601 et seq.; the Toxic Substance Control Act ("TSCAS"), 15 U.S.C. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 9601, et seq.; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively the "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos.

    6.02 No Financial Representation. Seller has provided to Buyer certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Buyer hereby acknowledge that such information has been provided to Buyer and Buyer's request solely as illustrative material. Seller makes no representation or warranty that such material is complete or accurate or that Buyer will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Buyer that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Buyer may be able to attain.
             Buyer acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Buyer has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller from any liability with respect to such historical information.

                               SECTION 7
                               INSURANCE

    7.01 Maintenance of Insurance. Until the Closing, Seller shall maintain its present insurance on the Property which insurance in respect of fire and casualty shall be covered by a standard All-Risk Policy in the amounts as currently insured. Subject to the provisions of Section 7.02, the risk of loss in and to the Property shall remain vested in Seller until the Closing. Buyer will obtain its own insurance on the Property at Closing.

    7.02 Casualty or Condemnation. If prior to the Closing, the Improvements or any material portion thereof (having a replacement cost equal to or in excess of $100,000.00) are damaged or destroyed by fire or casualty, or any part of the Property is taken by eminent domain by any governmental entity, then Buyer or Seller shall have the option, exercisable by written notice given to the other party at or prior to the Closing, to terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination. If neither Buyer nor Seller elects to terminate this Agreement or if such damage or destruction or taking has a replacement cost or is in an amount of less than $100,000.00, Buyer shall proceed with the purchase of the Property without reduction or offset of the Purchase Price, and in such case unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer all amounts received or due from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking.

                               SECTION 8
                 SELLER'S OBLIGATIONS PRIOR TO CLOSING

      Seller covenants that between the date of this Agreement and the Closing:

      8.01 No Lease Amendments. Prior to Closing, Seller shall continue its efforts to lease the Property in a manner consistent with Seller's prior business practice. Seller shall not, without Buyer's prior written consent (a) enter into any new lease for an apartment unit or office space with a first-time tenant unless the lease is for a period of no more than one year and the rent shall be not less than the amount of the market rent noted on the Rent Roll for the respective apartment or office space; or (b) enter into, amend, renew or extend any Lease for an apartment unit or office space with an existing tenant unless the lease is for a period of not more than one year and that the rent for the amended, renewal or extension term shall not be less than the amount of rent noted on the Rent Roll, for the respective apartment or office space; or
             (c) terminate any Lease except by reason of a default by the tenant thereunder or by reason of the provisions contained in the Lease.

      8.02 Continuation of Service Contracts. Seller shall not modify or amend any Service Contract or enter into any new service contract for the Property, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed provided the same is terminable without penalty by the then owner of the Property upon not more than thirty (30) days notice.

      8.03 Replacement of Personal Property. No personal property included as part of the Property shall be removed from the Property unless the same is replaced with similar items of at least equal quality prior to the Closing.

      8.04 Tax Procedure. Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Property for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Buyer. Real estate tax refunds and credits received after the Closing which are attributable to the fiscal tax year during which the Closing occurs shall be apportioned between Seller and Buyer, after deducting the expenses of collection thereof, based upon the relative time periods each owns the Property, which obligation shall survive the Closing.

      8.05 Access. Seller shall allow Buyer or Buyer's representatives access to the Property, the Leases and other documents required to be delivered under this Agreement upon reasonable prior notice at reasonable times, including Buyer shall be permitted to make a final inspection of the Property immediately prior to Closing.


      8.06 Operations. Seller shall continue to operate and maintain the Property in a manner consistent with Seller's prior business practice; provided in no event shall Seller be obligated to make any capital improvements, repairs or replacements.


                              SECTION 9
                    SELLER'S CLOSING OBLIGATIONS

      9.01 Closing, Deliveries and Obligations. At the Closing, Seller shall deliver the following to Buyer:

                  (a) Deed. The Deed and the General Instrument of transfer, in form reasonably satisfactory to Buyer's and Seller's counsel, duly executed and acknowledged, which together convey the Property to Buyer, subject only to Permitted Exceptions.

                  (b)   Assignment  of   Leases  and  Security  Deposits.   An
                        assignment of the Leases and Security Deposits in form reasonably satisfactory to Buyer's and Seller's counsel.

                  (c) Lease Records. Original copies of all Leases, and related documents in the possession or under the control of Seller. Such records shall include a schedule of all cash security deposits and a check or credit to Buyer in the amount of such security deposits held by Seller at the Closing under the Leases together with appropriate instruments of transfer or assignment with respect to any lease securities which are other than cash and a schedule updating the Rent Roll and setting forth all arrears in rents and all prepayments of rents.

                  (d) Permits. Seller shall deliver, to the extent in the possession of Seller: original copies of all certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental authorities having jurisdiction, except that photocopies may be substituted if the originals are posted at the Property.

                  (e) Service Contracts. An assignment of the Assumed Service Contracts, in form reasonably satisfactory to Buyer's and Seller's counsel, together with all Assumed Service Contracts in Seller's possession or control which are in effect at the Closing.

                  (f) Title Affidavits. Such affidavits as the Title Insurer may reasonably require in order to omit from its title insurance policy all exceptions for (i) parties in possession other than under the rights to possession granted under the Leases; and
                        (ii)mechanics' liens.

                  (g) Files. Seller shall make all of its tiles and records relating to the Property available to Buyer at the Property upon reasonable prior notice for copying, which obligation shall survive the Closing.

                  (h) Notices of Sales. Sufficient letters, executed by Seller, advising the tenants under the Leases of the sale of the Property to Buyer and directing that all rents and other payments thereafter becoming due under the Leases be sent to Buyer or as Buyer may direct.

                  (i) Non-Foreign Affidavit. Seller shall execute and deliver to Buyer and Buyer's counsel, at Closing such evidence as may be reasonably requires by Buyer to show compliance by Seller with the Foreign Investment and Real Property Tax Act, IRC Section 1445(b)(2), as amended.

    9.02 Seller's Expenses. Seller shall pay its own counsel fees and one-half of: (i) transfer taxes and documentary stamps, (ii) Title Insurance costs, (iii) Survey costs, (iv) escrow and recording fees, and (v) all other customary closing costs in transactions of this nature in Evansville, Indiana.

                             SECTION 10
                     BUYER'S CLOSING OBLIGATIONS

   At the Closing, Buyer shall:

   10.01 Payment of Purchase Price. Deliver to Seller the Purchase Price, as adjusted for (i) apportionments under Section 11, and (ii) any adjustments thereto required pursuant to the express provisions this Agreement.

   10.02 Assumption. Deliver to Seller assumption agreements signed by Buyer with respect to the performance by Buyer of the landlords obligations under the Leases, Security Deposits and the Assumed Service Contracts, in each case in respect of the period from and after the Closing.

   10.03     Recording Deed. Cause the Deed to be recorded.

   10.04 Other Documents. Deliver any other documents required by this Agreement to be delivered by Buyer.

   10.05 Buyer's Expenses. Pay its own counsel fees and one half of: (i) transfer taxes and documentary stamps, (ii) Title Insurance costs, (iii) Survey costs, (iii) escrow and recording fees, and
             (v) all other customary closing costs in transactions of this nature in Evansville, Indiana.

                             SECTION 11
           APPORTIONMENTS AND ADJUSTMENTS TO PURCHASE PRICE

   11.01     Apportionments.  The   following  apportionments  shall  be  made
             between the parties at the Closing as of the close of the business day prior to the Closing:

             (a)  prepaid and collected rent;

             (b)  security deposits;

             (c) inasmuch as all current employees of the Property are the employees of Seller's management agent, Buyer shall have no liability for, and there shall be no adjustment for payment of, wages, vacation pay, pension and welfare benefits and other fringe benefits of any persons employed at the Property;

             (d) real estate and personal property taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on the Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing on a per diem basis, when the next reading is available;

             (e) Seller shall receive a credit for utility deposits for any utility accounts which are transferred to Buyer;

             (f)  charges    or   prepayments   under   transferable   Service
                  Contracts;

             (g)  all other income and expenses relating to the Property.

      If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at the Closing shall be promptly corrected, which obligation shall survive the Closing.

   11.02 Application of Rent Payments. If any tenant is in arrears in the payment of rent at the Closing, rents received from such tenant within thirty (30) days after the Closing shall be applied in the following order of priority: (a) first to the month in which the Closing occurred, (b) then to the period prior to the month in which the Closing occurred, and (c) then to any month or months following the month in which the Closing occurred. If rents or any portion thereof received by Seller or Buyer after the Closing are payable to the other party by reason of this allocation, the appropriate sum shall be paid to the other party within thirty (30) days from the receipt thereof, which obligation shall survive the Closing. Thereafter, Seller shall be entitled to attempt to collect directly from tenants any rents which were due Seller prior to Closing, but Buyer shall have no further obligations with respect thereto.

                              SECTION 12
                          FAILURE TO PERFORM

   12.01 Buyer's Election. If Seller is unable to give title or to make conveyance, or to satisfy all of Seller's closing obligations as set forth in this Agreement, Buyer shall notify Seller in writing on or prior to Closing specifying in detail the nature of Seller's default. Seller, in its sole discretion, may, but shall not be obligated to, extend the Closing for a period not to exceed thirty (30) days during which period Seller may attempt to cure any such default described in Buyer's notice. If either Seller elects, in its sole discretion, not to attempt to cure such default or Seller extends the Closing but is unable to cure such default, Buyer shall have the right to elect, in its sole discretion, at the Closing or the extended Closing, if applicable, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without reduction or offset, in which case Seller shall convey such title for such price.

   12.02 Seller's Default. If at the Closing, Seller is unable to give title or to make conveyance, or to satisfy all of Seller's obligations as set forth in this Agreement, and Buyer does not elect to take title as provided in Section 12.01, Seller shall be in default under this Agreement and all Deposits made hereunder shall be forthwith returned to Buyer. In addition to the foregoing, if Buyer desires to purchase the Property in accordance with the terms of
             this Agreement and Seller refuses to perform Seller's obligations hereunder, Buyer, at its option, and as Buyers sole and exclusive remedy, shall have the right to compel specific performance by Seller hereunder in which event any deposit made hereunder shall be credited against the Purchase Price.

   12.03     Buyer's Default.  The parties  acknowledge that  in the event  of
             Buyer's failure to fulfill its obligations hereunder it is impossible to compute exactly the damages which would accrue to the Seller in such event. The parties have taken these facts into account in setting the amount of the Deposit, required pursuant to Section 2.04, for Fifty Thousand Dollars ($50,000.00) and hereby agree that: (i) such amount together with the interest earned thereon is the pre-estimate of such damages which would accrue to Seller; (ii) such amount represents damages and not any penalty against Buyer; and (iii) if this Agreement shall be terminated by Seller by reason of Buyer's failure to fulfill Buyer's obligations hereunder, the Deposit together with the interest thereon shall be Seller's full and liquidated damages and shall be Seller's sole and exclusive remedy in lieu of all other rights and remedies which Seller may have against Buyer at law or in equity.

                              SECTION 13
                     BROKERAGE AND FINANCING FEES

   13.01 Brokerage Fees. Seller and Buyer mutually represent and warrant that Newcomb Realty and Investments ("Broker") is the only broker with whom they have dealt in connection with this purchase and sale and that neither Seller nor Buyer knows of any other broker who has claimed or may have the right to claim a commission in connection with this purchase and sale. The commission of the Broker in the sum of Sixty-Seven Thousand Five Hundred Dollars ($67,500.00} shall be paid by the Seller, but Seller shall be obligated to pay such commission only if, as and when the Deed is recorded. In any event, Buyer shall have no obligation to pay a brokerage commission to Broker or any other broker. Seller and Buyer shall indemnify and defend each other against any costs, claims or expenses, including attorneys' arising out of the breach on their respective parts of any representations, warranties or agreements contained in this Section. The representations and obligations under this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

   13.02 Financing Fees. Buyer shall pay any and all commitment fees required by Buyer's lender in connection with the financing by Buyer of the purchase of the Property. In addition, Buyer shall pay all other fees and expenses required by Buyer's lender in connection with the obtaining of the financing of the Property.


                              SECTION 14
                                NOTICES

   14.01 Effective Notices. All notices under this Agreement shall be in writing and shall be delivered personally or shall be sent by Federal Express or other comparable overnight delivery courier, addressed as set forth at the beginning of this Agreement or by telecopier to the telecopier number as set forth at the beginning of this Agreement. Notices shall be deemed effective, when so delivered. Copies of all such notices to Buyer shall be sent to Allison K. Comstock, Esq., Law Office of Jeffrey A. Bosse, 522 Main Street, Evansville, Indiana 47708, Telecopier No. 812-421-4077 and copies of all such notices to Seller shall be sent to Joel H. Sirkin, Esquire, Hale and Dorr, 60 State Street, Boston, Massachusetts 02109, Telecopier No. 617-526-5000.

                              SECTION 15
                        LIMITATIONS ON SURVIVAL

   15.01 Representations and Warranties. Except as otherwise expressly provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after Closing. The representations, warranties, covenants and other obligations of Seller set forth in Section 5 shall survive until one hundred twenty (120) days after the Closing, and no action based thereon shall be commenced more than one hundred twenty (120) days after the Closing.

   15.02 Merger. The delivery of the Deed by Seller, and the acceptance and recording thereof by Buyer, shall be deemed the full performance and discharge of each and every obligation on the part of Seller to be performed hereunder and shall be merged in the delivery and acceptance of the Deed, except as provided in
             Section 15.01 and except for such other obligations of Seller which are expressly provided herein to survive the Closing.

                             SECTION 16
                             CONDITIONS

   16.01 Inspection Condition. It shall be a condition of this Agreement that on or before February 21, 1996 (the "Inspection Period"), Buyer shall have approved in its sole discretion, (i) the matters set forth in Section 4; (ii) all zoning, building code and other governmental laws, ordinances, rules, regulations, rulings and decision applicable to the Property; (iii) an appraisal of the Property; (iv) an engineering and physical inspection of the Property; and (v) an inspection of the financial books and records relating to all income and expenses of the Property. In the conduct of its inspection of the Property, Buyer shall not unreasonably interfere with the operation of the Property or the occupancy of the tenants. To the extent any of the inspections disrupt the condition of the Property, Buyer shall restore the Property to its prior condition thereafter and Buyer shall indemnify Seller against any loss or damage to person or property arising from the conduct of Buyer's inspection of the Property. The foregoing provisions of this Agreement shall survive the Closing or any termination of this Agreement.

             In the event that Buyer deems any inspection matter unacceptable to Buyer, in Buyer's sole discretion, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the expiration of the Inspection Period, at which time, the Deposit together with the interest thereon shall be promptly returned to Buyer, and, thereafter this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement. In the event Buyer does not so timely deliver written notice of termination prior to the expiration of the Inspection Period, then the foregoing Inspection Condition set forth in Section
             16.01 shall automatically be deemed waived by Buyer and satisfied in full. In the event Buyer timely elects to terminate this Agreement during the Inspection Period as permitted above, and as additional consideration for Seller granting Buyer the foregoing condition precedent, Buyer shall deliver to Seller with Buyer's notice of termination copies of all studies, surveys, plans, investigations and reports obtained by or prepared by Buyer in connection with Buyer's inspection of the Property. Buyer makes no warranty or representation as to the accuracy of any information contained in such documents.

   16.02 Environmental Condition. It shall be a condition of this Agreement that on or before March 22, 1996 (the "Environmental Inspection Period"), Buyer shall have obtained, at Buyer's expense, and approved, in its sole discretion, a report (the "Environmental Survey") prepared by a qualified consultant selected by Buyer ("Buyer's Consultant") and addressed to Buyer concerning the presence of any (i) contamination of the Property by Hazardous Materials (as defined in Section 6.01); (ii) apparent violation of Environmental Laws (as defined in Section 6.01); upon or associated with activities upon the Property; or
             (iii) potential incurrence of Environmental Damages (as hereinafter defined) by the owners or operators of the Property (collectively "Environmental Exceptions"). The Environmental Survey may be performed at any time or times, except that entry upon the Property shall be on reasonable notice and under reasonable conditions established by Seller. Buyer's Consultants are hereby authorized to enter upon the Property for such purposes and to perform such testing and take such samples as may be necessary to conduct the Environmental Survey in the reasonable opinion of the Buyer's Consultant.

             The Environmental Survey shall include, without limitation, the results of:

                          (i)    a site inspection;

                         (ii)    interviews   of  present   occupants  of  the
                                 Property;

                        (iii)    a  review of  public  records  concerning the
                                 Property   and   other  properties   in   the
                                 vicinity of the Property; and

                         (iv)    a  review   of  aerial  photographs  of   the
                                 Property and other evidence of historic land uses.

             The Environmental Survey shall include, if determinable by the Buyer's Consultant, based upon this scope of work, the estimated cost and period of time required to remediate any Environmental Exceptions.

             The term "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorney fees and disbursements and consultant fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Laws pertaining to the Property regardless of whether the existence of such Hazardous Material or the violation of Environmental Laws arose prior to the present ownership or operation of the Property.

             If the Environmental Survey requires or recommends an additional Environmental Survey, such Additional Survey may be promptly performed at Buyer's expense, if Buyer so elects.

             To the extent any of the inspections disrupt the condition of the Property, Buyer shall restore the Property to its prior condition thereafter and Buyer shall indemnify Seller against any loss or damage to person or property arising from the conduct of Buyer's inspection of the Property. The foregoing provisions of this Agreement shall survive the Closing or any termination of this Agreement.

             In the event that Buyer deems any matter disclosed by the Environmental Survey unacceptable to Buyer, in Buyer's sole discretion, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the expiration of the Environmental Inspection Period, at which time, the Deposit together with the interest thereon shall be promptly returned to Buyer, and, thereafter this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement. In the event Buyer does not so timely deliver written notice of termination prior to the expiration of the Environmental Inspection Period, then the foregoing Environmental Condition set forth in Section 16.02 shall automatically be deemed waived by Buyer and satisfied in full. In the event Buyer timely elects to terminate this Agreement during the Inspection Period as permitted above, and as additional consideration for Seller granting Buyer the foregoing condition precedent, Buyer shall deliver to Seller with Buyer's notice of termination copies of all environmental surveys obtained by or prepared by Buyer in connection with Buyer's inspection of the Property. Buyer makes no warranty or representation as to the accuracy of any information contained in such documents.

   16.03 Financing Condition. If Buyer does not terminate this Agreement pursuant to either Section 16.01 or 16.02, Buyer shall be deemed to have approved the inspection matters described in Section
             16.01
             and the environmental matters described in Section 16.02 and it shall be a condition of this Agreement that on or before March 22, 1996 (the Financing Period"), Buyer shall have obtained a financing commitment (the "Financing Commitment") for a loan in an amount and on such other terms as are acceptable to Buyer in connection with the purchase of the Property. Buyer shall use diligent efforts to apply for and obtain the Financing Commitment. In the event Buyer does not obtain the Financing Commitment, Buyer shall be entitled to terminate this Agreement by written notice given to Seller on or before the expiration of the Financing Period, at which time the Deposit shall be promptly returned to Buyer, and thereafter this Agreement shall be void and without recourse to either party except for provisions which are expressly stated to survive termination of this Agreement. In the event Buyer does not so timely deliver written notice of termination prior to the expiration of the Financing Period, then the foregoing Financing Condition shall automatically be deemed waived by Buyer and satisfied in full.

                              SECTION 17
                       MISCELLANEOUS PROVISIONS


   17.01 Assignment. Buyer shall be entitled to assign this Agreement and its rights hereunder to a corporation, general partnership, limited partnership or other lawful entity entitled to do business in the state in  which the Property is  located provided such corporation or partnership, shall be controlled, controlling or under the common control with Buyer ("Assignee"). In the event of such an assignment of this Agreement to Assignee
             (a) Buyer shall notify Seller promptly (b) Buyer shall not be released from liability under this Agreement and from and after such assignment, Buyer and Assignee shall be jointly and severally liable hereunder, (c) Assignee shall assume all obligations of Buyer under this Agreement and (d) from and after any such assignment the term "Buyer" shall be deemed to mean the Assignee under any such assignment.

   17.02 Limitation of Liability. No shareholders of Seller, nor any of its respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under. in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Buyer hereby waives for itself and anyone who may claim by, through or under Buyer any and all rights to sue or recover on account of any such alleged personal liability.

             No shareholders of Buyer, nor any of its respective officers, directors, agents, employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Seller hereby waives for itself and anyone who may claim by, through or under Seller any and all rights to sue or recover on account of any such alleged personal liability.

   17.03 Integration. This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived. modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

   17.04 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

   17.05 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.


   17.06 Bind and Inure. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

   17.07 Drafts. This Agreement shall not be binding or effective until properly executed and delivered by both Seller and Buyer. The delivery by Buyer to Seller of an executed counterpart of this Agreement shall constitute an offer which may be accepted by the delivery to Buyer of a duly executed counterpart of this Agreement and the satisfaction of all conditions under which such offer is made. but such offer may be revoked by Buyer by written notice given at any time prior to such acceptance and satisfaction.

   17.08 Number and Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

   17.09 Attachments. If the provisions of any schedule or rider to this Agreement are inconsistent with the provisions of this
             Agreement.  the  provisions  of  such  schedule  or  rider  shall prevail. Schedules A, B, C and D, attached are hereby incorporated as integral Parts of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement under seal as of the date first above written.

   WITNESS:                   SELLER:
                              KRUPP ASSOCIATES RIVERSIDE LIMITED
                              PARTNERSHIP, an Indiana limited partnership

                           By: The Krupp Corporation
                               General Partner a Massachusetts
                                    corporation

   Maureen Clougher        By: David J. Olney

                Authorized Agent

                           BUYER:

                          BLUSKY, INC.


   Allison K. Comstock     By: Robert Brenner
                           Its: President

      The undersigned Broker joins in the execution of this Agreement to acknowledge and agree to the terms of Section 13.01 hereof.


   WITNESS:                BROKER:
                           NEWCOMB REALTY AND INVESTMENTS

      Allison K. Comstock  By:  Kenneth Newcomb
                           Its: Owner

                               RECEIPT
   The Purchase and Sale Agreement, together with Buyer's Deposit, has been received by the Escrow Agent on this the 22nd day of January, 1996, and the Escrow Agent acknowledges the terms thereof and agrees to perform as Escrow Agent in accordance therewith.

                                   ESCROW AGENT

                                   By:Jeffrey A. Bosse